Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-32930, 333-49414, 333-80379, 333-75402, 333-108289, 333-111120, 333-114133, 333-118643, 333-120457, 333-126330, 333-126350 and 333-131823) and Form S-8 (Nos. 333-30943, 333-50519, 333-41594, 333-49410, 333-66296, 333-90172, 333-108290, 333-118642 and 333-126337) of 8x8, Inc. of our report dated June 14, 2006, relating to the consolidated financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/PricewaterhouseCoopers LLP

San Jose, California
June 14, 2006